Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP ONE MANHATTAN WEST NEW YORK, NY 10001-8602 ______ TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com
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February 10, 2021

Social Capital Hedosophia Holdings Corp. V
317 University Ave, Suite 200
Palo Alto, California 94301
RE:       Social Capital Hedosophia Holdings Corp. V –
Registration Statement on Form S-4
Ladies and Gentlemen:
We have acted as special United States counsel to Social Capital Hedosophia Holdings Corp. V, a Cayman Islands company limited by shares (the “Company”), in connection with the Registration Statement (as defined below), relating to, among other things, (i) the merger of Plutus Merger Sub Inc., a Delaware corporation and direct wholly owned subsidiary of the Company (“Merger Sub”), with and into Social Finance, Inc., a Delaware corporation (“SoFi”), with SoFi surviving the merger as a wholly owned subsidiary of the Company (the “Merger”), pursuant to the terms of the Agreement and Plan of Merger, dated as of January 7, 2021, by and among the Company, Merger Sub and SoFi (the “Merger Agreement”), and (ii) as a condition to the effectiveness of the Merger, the proposal of the Company to change its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and domesticating as a Delaware corporation pursuant to Section 388 of the General Corporation Law of the State of Delaware (the “Domestication”), subject to the approval thereof by the shareholders of the Company.
Prior to and as a condition of the Merger, in connection with the Domestication, the Company will change its jurisdiction of incorporation by effecting a deregistration under the Cayman Islands Companies Law and a domestication under Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) and, in connection therewith, the Company will file the Certificate of Domestication (as defined below) simultaneously with the Certificate of Incorporation (as defined below), in each case, in respect of the Company with the Secretary of State of the State of Delaware (the “DE Secretary of State”). In this opinion, we refer to the Company following effectiveness of the Domestication and/or the Merger, as applicable, as “SoFi Technologies.” Upon the Certificate of Domestication and the Certificate of Incorporation becoming effective under Section 103 of the DGCL (the “Effective Time”), among other things, pursuant to the Plan of Domestication (as defined below): (i) each of the then issued and outstanding Class A ordinary shares, par value $0.0001 per share (the “Class

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February 10, 2021

A ordinary shares”), of the Company will convert automatically, on a one-for-one basis, into a share of Common Stock, par value $0.0001 per share (“SoFi Technologies Common Stock”), of SoFi Technologies; (ii) each of the then issued and outstanding redeemable warrants of the Company (the “Company Warrants”) will convert automatically into a redeemable warrant to acquire one share of SoFi Technologies Common Stock (a “SoFi Technologies Warrant”); and (iii) each of the then issued and outstanding units of the Company (the “Company Units”) that has not been previously separated into the underlying Class A ordinary share and underlying Company Warrant upon the request of the holder thereof, will be cancelled and will entitle the holder thereof to one share of SoFi Technologies Common Stock and one-quarter of one SoFi Technologies Warrant.
As a result of and upon the closing of the Merger (the “Closing”), among other things, (i) all outstanding shares of SoFi common stock and preferred stock (other than shares of SoFi Series 1 Preferred Stock (as defined in the Merger Agreement), which will be converted on a one-for-one basis into shares of SoFi Technologies Series 1 Preferred Stock (as defined in the Merger Agreement)) as of immediately prior to the effective time of the Merger, will be cancelled in exchange for the right to receive shares of SoFi Technologies Common Stock based on the exchange ratio applicable to such shares of SoFi common stock and preferred stock, as applicable, and (ii) all shares of SoFi common stock reserved in respect of options to purchase shares of SoFi common stock and restricted stock units based on shares of SoFi common stock, in each case outstanding as of immediately prior to the effective time of the Merger, will be converted, based on the Exchange Ratio (as defined in the Merger Agreement) into awards based on SoFi Technologies common stock or warrants to purchase SoFi Technologies common stock, as determined pursuant to Section 3.3 of the Merger Agreement, which will, in the case of all shares described in clauses (i) and (ii) hereof, in the aggregate equal an aggregate merger consideration of $6,600,000,000, as determined pursuant to Sections 3.1, 3.2 and 3.3 of the Merger Agreement (the “SoFi Technologies Merger Shares”).
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations (the “Rules and Regulations”) under the Securities Act of 1933 (the “Securities Act”).
In rendering the opinions stated herein, we have examined and relied upon the following:
(a)the registration statement on Form S-4 (File No. 333-252009  ) of the Company relating to (i) 762,599,835 shares of SoFi Technologies Common Stock and (ii) 20,125,000 SoFi Technologies Warrants (the securities referred to in clauses (i)-(ii), together, the “SoFi Technologies Securities”), to be issued in the Domestication or the Merger, as applicable, filed on February 10, 2021 with the Securities and Exchange Commission (the “Commission”) under the Securities Act and Amendment No. 1 thereto (such registration statement, as amended, being hereinafter referred to as the “Registration Statement”);
(b)a copy of the Merger Agreement, filed as Exhibit 2.1 to the Registration Statement;
(c)the form of Certificate of Incorporation of SoFi Technologies to become effective as of the Effective Time, filed as Exhibit 3.2 to the Registration Statement (the “Certificate of Incorporation”);
(d)the form of By-Laws of SoFi Technologies to become effective as of the Effective Time, filed as Exhibit 3.3 to the Registration Statement (the “By-Laws”);

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(e)the form of Certificate of Corporate Domestication to become effective as of the Effective Time, filed as Exhibit 4.7 to the Registration Statement (the “Certificate of Domestication”);
(f)an executed copy of the Plan of Domestication, filed as Exhibit 2.2 to the Registration Statement (the “Plan of Domestication”);
(g)the specimen Common Stock Certificate of SoFi Technologies, filed as Exhibit 4.6 to the Registration Statement (the “Stock Certificate”);
(h)the form of Warrant Certificate (included in the Warrant Agreement (defined below)) (the “Warrant Certificate”);
(i)an executed copy of the Warrant Agreement, dated October 8, 2020, by and between the Company and Continental Stock Transfer & Trust Company (“CST”), as warrant agent (the “Warrant Agreement”); and
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.
In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.
As used herein, “Transaction Documents” means the Merger Agreement, the Plan of Domestication, the Warrant Certificate and the Warrant Agreement.
We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the DGCL (all of the foregoing being referred to as “Opined-on Law”). The opinions stated in paragraphs 1 through 4 below presume that:
1.Prior to effecting the Domestication: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act; (ii) the shareholders of the Company will have approved, among other things, the Merger Agreement and the Domestication, including the Certificate of Incorporation and By-Laws; and (iii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize, approve and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands and other governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained;
2.The Certificate of Domestication, in the form attached as Exhibit 4.6 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the DE Secretary of State in accordance with

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Sections 103 and 388 of the DGCL, that no other certificate or document, other than the Certificate of Incorporation, has been, or prior to the filing of the Certificate of Domestication will be, filed by or in respect of SoFi Technologies with the DE Secretary of State and that SoFi Technologies will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Domestication;
3.The Certificate of Incorporation, in the form filed as Exhibit 3.2 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the DE Secretary of State and have become effective in accordance with Sections 103 and 388 of the DGCL, that no other certificate or document, other than the Certificate of Domestication, has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of SoFi Technologies with the DE Secretary of State and that tSoFi Technologies will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation;
4.The By-Laws, in the form attached as Exhibit 3.3 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will become effective upon the Effective Time; and
5.Prior to the issuance of SoFi Technologies Merger Shares: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act; (ii) the shareholders of the Company will have approved, among other things, the Merger Agreement and the Domestication, including the Certificate of Incorporation and By-Laws; and (iii) the Domestication and the other transactions contemplated by the Merger Agreement to be consummated concurrent with or prior to the Merger will have been consummated.
Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:
1.Upon the Effective Time, pursuant to the Plan of Domestication, each issued and outstanding Class A ordinary share will convert automatically into one share of SoFi Technologies Common Stock that will have been duly authorized by all requisite corporate action on the part of SoFi Technologies under the DGCL and that will be validly issued, fully paid and nonassessable.
2.Upon the Effective Time, pursuant to the Plan of Domestication, each issued and outstanding Company Warrant will convert automatically into one SoFi Technologies Warrant that will have been duly authorized by all requisite corporate action on the part of SoFi Technologies under the DGCL and will constitute the valid and binding obligation of SoFi Technologies, enforceable against SoFi Technologies in accordance with its terms under the laws of the State of New York.
3.Upon the Effective Time, pursuant to the Plan of Domestication, each issued and outstanding Company Unit that has not been previously separated into the underlying Class A ordinary share and underlying Company Warrant upon the request of the holder thereof, will be cancelled and will entitle the holder thereof to one share of SoFi Technologies Common Stock that will have been duly authorized by all requisite corporate action on the part of SoFi Technologies under the DGCL and will be validly issued, fully paid and nonassessable, and one-quarter of one SoFi Technologies Warrant that will have been duly authorized by all requisite corporate action on the part of SoFi Technologies under the DGCL and will constitute the valid and binding obligation of SoFi Technologies, enforceable against SoFi Technologies in accordance with its terms under the laws of the State of New York.

Social Capital Hedosophia Holdings Corp. V
February 10, 2021

4.The SoFi Technologies Merger Shares, when issued in the manner and on the terms described in the Registration Statement and the Merger Agreement, will have been duly authorized by all requisite corporate action on the part of SoFi Technologies under the DGCL and will be validly issued, fully paid and nonassessable.
The opinions stated herein are subject to the following qualifications:
(a)we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law);
(b)we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any Transaction Document or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;
(c)we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;
(d)we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;
(e)we have assumed that CST has the power, corporate or other, to enter into and perform all obligations under the Warrant Agreement and have also assumed due authorization by all requisite action, corporate or other, and the execution and delivery by CST of the Warrant Agreement and that the Warrant Agreement constitutes the valid and binding obligation of CST, enforceable against CST in accordance with its terms;
(f)except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms; and
(g)to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

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February 10, 2021

In addition, in rendering the foregoing opinions we have assumed that, at all applicable times:
(a)the Company (i) is, and as of July 10, 2020 was, duly incorporated and validly existing and in good standing, (ii) has and as of July 10, 2020, had requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the Merger Agreement and the Domestication and the transactions contemplated by, and the performance of its obligations under, the Transaction Documents;
(b)the Company has, and as of July 10, 2020, had the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents;
(c)each of the Transaction Documents has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company, subject to approval and adoption of the Merger Agreement and the Domestication by the Company’s shareholders;
(d)none of (i) the execution and delivery by the Company or SoFi Technologies of the Transaction Documents, (ii) the performance by the Company or SoFi Technologies of their respective obligations thereunder (including the issuance of the SoFi Technologies Securities) or (iii) consummation of the Merger or the Domestication: (i) conflicted or will conflict with the Amended and Restated Memorandum and Articles of Association or other comparable organizational documents of the Company or SoFi Technologies, (ii) constituted or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or SoFi Technologies or their respective property is subject, (iii) contravened or will contravene any order or decree of any governmental authority to which the Company or SoFi Technologies or their respective property is subject, or (iv) violated or will violate any law, rule or regulation to which the Company or SoFi Technologies or their respective property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and
(e)none of (i) the execution and delivery by the Company or SoFi Technologies of the Transaction Documents, (ii) the performance by the Company or SoFi Technologies of their respective obligations thereunder (including the issuance of the SoFi Technologies Securities) or (iii) consummation of the Merger or the Domestication, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.
We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP